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                                                                  EXHIBIT 10.28


                       BAYARD DRILLING TECHNOLOGIES, INC.


                 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN





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                               TABLE OF CONTENTS

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                                                                                                                     PAGE
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ARTICLE 1

         SCOPE AND PURPOSE OF THE PLAN
         1.1     Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 2

         GENERAL DEFINITIONS
         2.1     General Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.2     Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE 3

         SHARES OF COMMON STOCK SUBJECT TO THE PLAN
         3.1     Maximum Amount of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.2     Limitation of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE 4

         ADMINISTRATION OF THE PLAN
         4.1     The Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         4.2     Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         4.3     Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.4     Registration and Listing of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE 5

         ELIGIBILITY AND PARTICIPATION
         5.1     Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE 6

         STOCK OPTIONS
         6.1     Automatic Annual Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         6.2     Retainer Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         6.3     Exercise Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         6.4     Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         6.5     Nontransferability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         6.6     Individual Limits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8





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ARTICLE 7

         FORFEITURE AND EXPIRATION OF STOCK OPTIONS DUE TO RESIGNATION OR REMOVAL
         7.1      Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE 8

         ADJUSTMENT PROVISIONS
         8.1     Common Stock Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         8.2     Corporate Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         8.3     Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 9

         GENERAL PROVISIONS
         9.1     No Right to Board Membership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         9.2     Securities Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         9.3     No Right to Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         9.4     Company's Right to Purchase Common Stock:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 10

         AMENDMENT AND TERMINATION
         10.1    Amendments; Suspensions; Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE 11

         EFFECTIVE DATE OF PLAN AND DURATION OF PLAN
         11.1    Effective Date and Duration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12





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                                   ARTICLE 1

                         SCOPE AND PURPOSE OF THE PLAN

                 1.1 Purpose. The purpose of the Bayard Drilling Technologies, Inc. 1997 Non-Employee Directors' Stock Option Plan (the "Plan") is to strengthen the ability of Bayard Drilling Technologies, Inc. (the "Company") and its Subsidiaries to attract and retain experienced and knowledgeable independent individuals who act as non-employee directors of the Company and to encourage these directors to have a proprietary interest in the Company, in the best interests of the Company's shareholders. In furtherance of that purpose, the Company's non-employee directors shall receive non-qualified Stock Options pursuant to the terms and provisions of this Plan.

                                   ARTICLE 2

                              GENERAL DEFINITIONS

                 2.1 General Definitions. As used in this Plan, the following terms shall have the meanings set forth in this Section 2.1, unless a clearly different meaning is required by the context in which the word or phrase is used:

                          (a) "Agreement" -- the written instrument evidencing the grant to a Participant of a Stock Option. Each Participant may be issued one or more Agreements from time to time, containing one or more Stock Options.

                          (b) "Annual Retainer" -- the compensation to which a Non-Employee Director is entitled as a retainer for his or her services as a member of the Board during the Plan Year. "Annual Retainer" shall not include (i) fees paid for attending Board meetings or meetings of Board committees, (ii) any other amounts paid to a Non-Employee Director by the Company on a per-meeting basis or (iii) amounts paid by the Company or a subsidiary for services rendered to the Company or the subsidiary in a capacity other than as a Non-Employee Director.

                          (c)     "Board" -- the Board of Directors of the
         Company.

                          (d) "Change of Control" -- the occurrence of one or more of the following events:

                                  (a)      In the event that the Company
                 becomes subject to reporting under the Exchange Act, a change of control of a nature that would be required to be reported in a response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or any successor regulation of similar import, whether or not the Company is then subject to such reporting requirement;





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                                  (b)      After the date the Board adopts this
                 Plan, a change in ownership of the Company through a transaction or series of transactions, such that any Person
                 (as described in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the Beneficial Owner (as described in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

                                  (c) After the effective date of adoption of this Plan, as determined by the Committee pursuant to Article Eleven, a change in identity of a majority of the members of the Board within any twelve month period;

                                  (d) The approval by the Board (or by the shareholders if shareholder approval is required by applicable law or under the terms of any relevant agreement) of an agreement for the sale or disposition of all or substantially all of the Company's assets or a sale/leaseback of all or substantially all of the Company's assets (with or without a purchase option);

                                  (e)      A transfer of all or substantially
                 all of the Company's assets pursuant to a partnership or joint venture agreement where the Company's resulting interest is or becomes fifty percent (50%) or less; or

                                  (f)      The execution or approval by the
                 Board of any agreement, the consummation of which would result in one of the foregoing.

                          (e) "Code" -- the Internal Revenue Code of 1986, as amended from time to time.

                          (f) "Committee" -- the Committee that the Board appoints to administer the Plan, which shall be composed of at least two directors who are not employees, former employees, or officers (as defined in Section 240.16a-1(f) of the Exchange Act regulations) of the Company or a Subsidiary, and who (i) do not directly or indirectly receive compensation from the Company or a Subsidiary in any capacity other than as a director, except for amounts not exceeding that amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission,
         (ii) do not possess an interest in any transaction with the Company or a Subsidiary for which disclosure would be required under Item 404(a) of Regulation S-K, or (iii) are not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

                          (g) "Common Stock" -- the common shares of the capital stock of the Company as described in the Company's Certificate of Incorporation, or such other stock as shall be substituted
         therefore as provided in Article 8.   Shares of Common Stock issued
         pursuant to Stock Option exercise are subject to restrictions as set forth in this Plan, and to





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         each Agreement pursuant to which a Participant receives or could receive Common Stock pursuant to the Plan.

                          (h) "Company" -- Bayard Drilling Technologies, Inc., or any successor thereto.

                          (i) "Date of Grant" -- the date on which the grant of a Stock Option is made by action of the Board or Committee unless another date is specified by the Committee or by a provision in this Plan applicable to the Stock Option.

                          (j) "Exchange Act" - the Securities Exchange Act of 1934, as amended.

                          (k)     "Exercise Price" -- the price specified in
         Article 6 to be paid per share upon exercise of a Stock Option under this Plan.

                          (l) "Fair Market Value" -- if the Common Stock is publicly traded, then "Fair Market Value" means the closing price per share of such Common Stock on the principal stock exchange or quotation system on which the Common Stock is quoted or listed on the Date of Grant or other specified measuring date, or, if there shall have been no such price so reported or listed on that date, on the last preceding date on which a price was so quoted or listed. If the Common Stock is not publicly traded, then "Fair Market Value" shall mean the value of a share of Common Stock, as determined by the Committee, in its sole and absolute discretion, no less frequently than annually.

                          (m) "Non-Employee Director" -- an individual who is not an employee of the Company or a Subsidiary and who is a member of the Board of Directors of the Company.

                          (n) "Participant" -- each Non-Employee Director of the Company; provided, however, that a Non-Employee Director who does not retain the Annual Retainer as personal compensation, but who, rather, transfers the Annual Retainer to his or her regular employer, shall not be eligible to participate in this Plan but shall be eligible for appointment to the Committee.

                          (o) "Plan" -- the Bayard Drilling Technologies, Inc. 1997 Non-Employee Directors' Stock Option Plan, as set forth in this document, and as it may be amended from time to time.

                          (p) "Plan Year" -- the twelve (12) consecutive month period beginning January 1 and ending December 31.

                          (q) "Stock Option" -- a right granted to a Participant under Article 6 to purchase Common Stock at a specified price during specified time periods. A Stock Option





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         granted under this Plan shall not constitute an "incentive stock option" as described in Section 422 of the Code.

                          (r) "Subsidiary" - a "subsidiary corporation", as defined in Section 424(f) of the Code, that is subsidiary to the Company.

                 2.2 Construction. The singular may include the plural, unless the context clearly indicates to the contrary. The term "delivered to the Committee," as used in the Plan shall include delivery to a person or persons designated by the Committee for the disbursement and receipt of administrative forms, elections or other communications. Delivery shall be deemed to have occurred only when the form or other communication is actually received. Headings and subheadings used in this Plan document are for the purpose of reference only and are not to be considered in the construction of the Plan. Unless the context clearly indicates to the contrary, Article and Section references herein shall be deemed to refer to Articles and Sections of the Plan. All of the provisions of the Plan shall be construed according to the laws of the State of Texas.

                                   ARTICLE 3

                   SHARES OF COMMON STOCK SUBJECT TO THE PLAN

                 3.1 Maximum Amount of Shares. Subject to the provisions of Section 3.2 and Article 8 of this Plan, the aggregate number of shares of Common Stock that may be issued, transferred or exercised pursuant to Stock Options under the Plan (the "Authorized Shares") shall not exceed 200,000 shares; provided, however, that if the total number of issued and outstanding shares of Common Stock shall increase after the effective date of the Plan (other than any increase due to issuances of Common Stock in connection with awards of Stock Options under the Plan), then the number of Authorized Shares shall be increased one time per year, commencing January 1, 1998 and occurring each January 1 thereafter during the existence of the Plan, by a sufficient number of shares of Common Stock such that the number of Authorized Shares reserved and available for issuance under the Plan shall equal 1.2% of the total number of shares of issued and outstanding Common Stock. At the discretion of the Board or the Committee, the shares to be delivered under the Plan shall be made available either from (i) authorized but unissued shares of Common Stock, (ii) Common Stock held in the treasury of the Company, or (iii) previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market, or through some combination thereof.

                 3.2 Limitation of Shares. For purposes of the limitation specified in Section 3.1, the following principles shall apply:

                          (a) shares of Common Stock subject to outstanding or exercised Stock Options shall count against and decrease the number of shares of Common Stock that may be issued for purposes of Section 3.1;





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                          (b)     shares of Common Stock with respect to which
         Stock Options expire, are canceled, or otherwise terminate without being exercised, converted, or vested, as applicable shall be added back to the number of shares of Common Stock that may be issued for purposes of Section 3.1;

                          (c) shares of Common Stock that are transferred by a holder of a Stock Option (or withheld by the Company) as full or partial payment to the Company of the purchase price of shares of Common Stock subject to a Stock Option or the Company's or any Subsidiary's tax withholding obligations shall not be added back to the number of shares of Common Stock that may be issued for purposes of Section 3.1 and shall not again be subject to Stock Options.

                                   ARTICLE 4

                           ADMINISTRATION OF THE PLAN

                 4.1 The Committee. The Committee shall administer the Plan. The Committee shall consist of two or more Non-employee Directors of the Board elected to the Committee by a majority of the Board. The members of the Committee shall serve at the discretion of the Board. The Board shall have the power, at any time and from time to time, to remove members from or add members to the Committee. Any individual serving as a member of the Committee shall have the right to resign from membership in the Committee by written notice to the Board. The Board, other than the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused. No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Stock Option. The Committee may, in its discretion, and to the extent permitted pursuant to Rule 16b-3 under the Exchange Act, section 162(m) of the Code and applicable law, delegate its duties under the Plan to such agents as it may appoint from time to time. In the event that the Plan becomes subject to Section 16 of the Exchange Act, the Committee shall not be able to delegate its duties with respect to Participants subject to Section 16 of the Exchange Act.

                 4.2 Powers. The Committee may exercise such powers and authority as may be necessary for the Committee to carry out its functions as described in the Plan. The Committee shall have the discretion to determine the terms and provisions of the Agreements in a manner, however, consistent with the Plan and to make all other determinations necessary for Plan administration. The Committee shall not have the discretion or authority to disregard or change any of the terms and conditions under which Stock Options are granted to Participants or may be exercised under the Plan. Grants of Stock Options shall be automatic as described in Article 6. The Committee has authority to interpret the Plan and the Agreements thereunder and the authority to prescribe, amend and rescind any rules relating to the Plan. All Committee interpretations, determinations and actions shall be binding on all parties. A majority of the Committee shall constitute a quorum. Acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall deemed to be the acts of the Committee.





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                 4.3      Agreements.  Stock Options shall be evidenced by a
written instrument and may include any terms and conditions consistent with the Plan, as the Committee may determine.

                 4.4 Registration and Listing of Shares. From time to time, the Board of Directors and appropriate officers of the Company shall and are authorized to take whatever actions are necessary to file required documents with governmental authorities and stock exchanges to make shares of Common Stock available for issuance pursuant to exercised Stock Options.

                                   ARTICLE 5

                         ELIGIBILITY AND PARTICIPATION

                 5.1 Participation. All Non-Employee Directors shall be Participants in this Plan; provided, however, that a Non-Employee Director who does not retain his or her Annual Retainer as personal compensation, but who, rather, transfers the Annual Retainer to his or her regular employer, shall not be eligible to participate in this Plan, but shall remain eligible for appointment to the Committee. A new Non-Employee Director shall become a Participant on the date on which he or she becomes a Non-Employee Director.

                                   ARTICLE 6

                                 STOCK OPTIONS

                 6.1 Automatic Annual Awards. As of the date on which a Non-Employee Director first becomes a Participant, or the effective date of adoption of this Plan determined pursuant to Article Eleven, whichever date shall last occur, such Non-Employee Director shall be granted a Stock Option to acquire fifteen thousand (15,000) shares of Common Stock of the Company. Such Stock Option shall be exercisable only on and after the Common Stock is first listed or quoted on a public stock exchange or quotation system, as determined by the Committee.

                 In each Plan Year succeeding the year of initial grant, as described above, the Participant shall be granted an additional Stock Option to acquire five thousand (5,000) shares of Common Stock of the Company. Such grant shall be made as of the date of the Company's regular annual meeting of shareholders for such Plan Year and shall be immediately exercisable. No such grant of Stock Options shall be made to a Participant who ceased to be a Non-Employee Director immediately following the regular annual meeting of shareholders of the Company for such Plan Year. No Stock Option issued pursuant to this Section 6.1 shall be exercisable, and such a Stock Option shall lapse, after the tenth (10th) anniversary of the Date of Grant, subject to Article 7.

                 6.2 Retainer Options. In addition to the Stock Options described in Section 6.1, a Participant may make an election to receive, in lieu of any or all of the Annual Retainer he would otherwise receive in cash during the succeeding Plan Year, Stock Options that provide for the purchase of a number of shares of Common Stock (rounded up to the nearest whole number) equal





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to the amount of the Annual Retainer so forgone by the Participant divided by the Fair Market Value of the Common Stock on the Date of Grant.  Each annual
election made by a Participant pursuant to this Section 6.2:   (i) shall take
the form of a written document signed by such Participant and filed with the Secretary of the Company; (ii) shall designate the dollar amount of the Annual Retainer the Participant elects to forego in the next Plan Year in exchange for Stock Options; and (iii) shall be filed with the Secretary before the first day of the Plan Year with respect to which such election is effective. The Date of Grant of Stock Options granted under this Section 6.2 shall be July 1 of the Plan Year for which such election was made.

                 6.3 Exercise Price. The per share Exercise Price of Stock Options shall be equal to the Fair Market Value of a share of Common Stock as of the Date of Grant. Such price shall be payable in cash or, in the discretion of the Committee, by assigning and delivering to the Company shares of Common Stock equal in value to the Exercise Price, or in a combination of cash and such shares equal in value to the Exercise Price. Any shares so assigned and delivered to the Company in payment or partial payment of the Excise Price shall be valued at Fair Market Value on the exercise date. No fractional shares shall be issued pursuant to the exercise of a Stock Option and no payment shall be made in lieu of fractional shares.

                 6.4 Payment of Taxes. The Committee may, in its discretion, require a Participant to pay to the Company, at the time of exercise of a Stock Option, the amount that the Committee deems necessary to satisfy the Company's or Subsidiary's current or future obligation to withhold any federal, state or local income or other taxes that the Participant incurs in connection with such Stock Option. The Participant may (i) direct the Company to withhold from the shares of Common Stock (if any) to be issued to the Participant the number of shares necessary to satisfy the Company's obligation to withhold taxes, such determination to be based on Fair Market Value of such shares as of the date on which tax withholding is to be made,
(ii) deliver to the Company sufficient shares of Common Stock (based upon the Fair Market Value at the date of withholding) to satisfy the Company's withholding obligations, or (iii) deliver to the Company sufficient cash to satisfy the Company's withholding obligation. Participants who elect to use the stock withholding feature may make the election at the time and in the manner prescribed by the Committee. The Committee may, in its sole discretion, deny any Participant's request to satisfy withholding obligations through Common Stock withholding instead of payment by cash. In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Common Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Participant shall pay to the Company or Subsidiary the amount of that deficiency immediately upon the Company's request.

                 6.5 Nontransferability. Except as determined by the Committee and set forth in the Agreement, no Stock Option or other benefit under this Plan constituting a derivative security under Rule 16a-1(c) under the Exchange Act shall be assignable or subject to any sale, transfer, encumbrance, gift, donation, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and whether during the Participant's lifetime or upon or after his or her death, including, but not limited to, any disposition





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by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment; provided that a Stock Option may be subject to a qualified domestic relations order as defined in section 414(q) of the Code, or the regulations thereunder, by will or beneficiary designation (pursuant to such rules as may be established by the Committee, including rules designed to satisfy the conditions of an available exemption pursuant to Rule 16b-3 under the Exchange Act) upon the death of the Participant, or pursuant to the laws of descent or distribution. If a beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Stock Option may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Stock Option. If no beneficiary is designated, the Participant's legal representative shall be the beneficiary. Any attempted disposition in violation of this Section 6.5 shall be void and ineffective for all purposes.

                 6.6 Individual Limits. Notwithstanding anything to the contrary in this Plan, no Participant may be issued a Stock Option to acquire more than fifteen thousand (15,000) shares of Common Stock in any Plan Year.

                                   ARTICLE 7

                   FORFEITURE AND EXPIRATION OF STOCK OPTIONS
                         DUE TO RESIGNATION OR REMOVAL

                 7.1 Termination. Except to the extent that the Committee provides otherwise in the Agreement evidencing a Stock Option issued pursuant to this Plan, the Stock Option, whether then exercisable or not, shall expire and be forfeited upon the date of resignation or removal of the Participant from the Board, except in the event of resignation or removal as a result of permanent and total disability of the Participant, resignation upon or after the attainment of sixty-five (65) years, or upon the death of the Participant. In any of such events, such Stock Option shall remain exercisable and effective for a period of six (6) months following the date of the event causing the Participant to cease membership of the Board.

                                   ARTICLE 8

                             ADJUSTMENT PROVISIONS

                 8.1 Common Stock Adjustments. Subject to Section 3.1, if the outstanding shares of Common Stock of the Company are exchanged for a different number or kind of shares or other securities, or if additional, new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate adjustment shall be made in (i) the maximum number and kind of shares provided in Section 3.1, (ii) the number and kind of shares or other securities subject to each outstanding Stock Option, and (iii) the price for each share or other unit of any other





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
securities subject to then outstanding Stock Options, without changing the aggregate purchase price or value as to which such Stock Options remain exercisable or subject to restrictions. Adjustments under this Section 8.1 shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

                 8.2 Corporate Changes. Upon: (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger or consolidation (other than a merger or consolidation primarily to effect a reincorporation of the Company in another state or any other merger or consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) of the Company with one or more corporations, following which the Company is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the shareholders of the parent of the Company and their proportionate interests therein immediately after the transaction are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the transaction); (iii) the sale of all or substantially all of the assets of the Company; or (iv) the occurrence of any event described in Section 8.3, subject to the terms of any applicable Agreement, the Committee may, to the extent permitted in Section 3.1 of this Plan, in its discretion, without obtaining shareholder approval, take any one or more of the following actions: (i) determine that all or some Stock Options then outstanding under this Plan shall be fully vested and exercisable or convertible, as applicable; or (ii) determine that there shall be substitution of new Stock Options by such successor employer corporation or a parent or subsidiary company thereof, with appropriate adjustments as to the number and kind of shares or units subject to such awards and prices; or (iii) cancel such Stock Options and pay the Participants or their beneficiaries, as applicable, the difference between the exercise price described in the respective Agreements and the Fair Market Value of shares subject to the Agreement as of the date determined by the Committee to be the date of any such corporate change.

                 8.3 Change of Control. In the event of a "Change of Control" of the Company, the Committee may, in its discretion, without obtaining shareholder approval, take any one or more of the following actions, with respect to any Participant:

                          (a) Accelerate the exercise dates of any or all outstanding Stock Options or make some or all such Stock Options immediately fully vested and exercisable; or

                          (b) Pay cash to any or all holders of Stock Options in exchange for the cancellation of their outstanding Stock Options.

                                   ARTICLE 9

                               GENERAL PROVISIONS

                 9.1 No Right to Board Membership. Nothing in the Plan or in any Agreement executed pursuant to the Plan shall confer upon any Participant any right to continue as a member of the Board of the Company or any Subsidiary or affect the Board's right to remove the Participant at any time with or without cause, pursuant to the Company's Certificate of Incorporation or Bylaws.

                 9.2 Securities Requirements. As determined by the Committee, no shares of Common Stock shall be issued or transferred pursuant to a Stock Option unless all applicable requirements imposed by federal and state securities laws, regulatory agencies, and stock exchanges or quotation systems upon which the Common Stock may be listed or quoted, if any, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of a Stock Option, the Company may require the Participant to take any reasonable action the Committee determines necessary to meet such requirements.

                 9.3 No Right to Stock. No Participant and no beneficiary or other person claiming under or through such Participant shall have any right, title or interest in any shares of Common Stock allocated or reserved under the Plan or subject to any Stock Option except as to such shares of Common Stock, if any, that are subject to an outstanding Stock Option.

                 9.4      Company's Right to Purchase Common Stock:   Until the
Common Stock is first listed or quoted on an exchange or quotation system, any Common Stock obtained pursuant to a Stock Option shall be subject to the Company's right of first purchase. By virtue of that right,

                          (a) If a Participant intends to transfer shares of Common Stock obtained pursuant to a Stock Option, he or she shall give written notice to the Company of his or her intention to so transfer. The notice, in addition to stating the fact of the intention to transfer shares, shall state (i) the number of shares to be transferred; (ii) the name, business and residence address of the proposed transferee; (iii) whether or not the transfer is for a valuable consideration and (iv) if so, the amount of the consideration and the other terms of the sale.

                          (b) Within thirty (30) days of the Company's receipt of the notice described in (a) above, the Company may exercise an option to purchase all or any portion of the shares of Common Stock proposed to be transferred for the price and upon the other terms provided in the Agreement. The Company shall exercise this option by providing the Participant with written notice of its intent to do so.

                          (c) If the Company does not exercise its option to purchase the shares of Common Stock proposed to be transferred, such shares may be transferred by the Participant in accordance with the notice provided in (a) above within ten (10) days after the expiration of the thirty (30) day option period granted by (b) above. Upon transfer, such shares shall continue to be bound by any terms and conditions of the Stock Option as shall continue to apply on transfer.

                                   ARTICLE 10

                           AMENDMENT AND TERMINATION

                 10.1 Amendments; Suspensions; Termination. Subject to shareholder approval where expressly required by law, the Board shall have the power to amend, suspend or terminate this Plan at any time. No amendment, unless approved by the holders of a majority of the outstanding shares of voting stock of the Company will be effective where such approval is necessary to preserve qualification of the Plan under Rule 16b-3 under the Exchange Act or will:

                          (a) Change the class of persons eligible to receive Stock Options under this Plan,

                          (b) Materially increase the benefits accruing to Participants under this Plan;

                          (c) Increase by more than 10% the number of shares of Common Stock subject to this Plan; except as provided in
         Article 8;

                          (d) Transfer the administration of this Plan to any person who is not a Non-Employee Director under Rule 16b-3 under the Exchange Act.

                 Except as otherwise provided in this Plan, the Committee may not, without the Participant's consent, modify the terms and conditions of any issued Stock Option or Agreement. No amendment, suspension or termination of the Plan shall, without the Participant's consent, alter, terminate or impair any right or obligation under any Stock Option previously granted under this Plan.

                                   ARTICLE 11

                  EFFECTIVE DATE OF PLAN AND DURATION OF PLAN

                 11.1 Effective Date and Duration. This Plan and any Stock Option granted hereunder shall take effect not earlier than upon adoption by the Board but shall be contingent upon approval of this Plan by the majority vote of the outstanding shares of equity securities of the Company. Unless previously terminated, the Plan shall terminate and no more Stock Options may be granted on the expiration of ten (10) years after adoption of the Plan by the Board. The Plan shall continue in effect with respect to Stock Options granted before termination of the Plan and until such Stock Options have been settled, terminated or forfeited.


                 IN WITNESS WHEREOF, this Plan is hereby adopted as of this 9th day of October, 1997.

                                        BAYARD DRILLING TECHNOLOGIES, INC.


                                        By: /S/ JAMES E. BROWN
                                           -----------------------------------
                                            James E. Brown
                                            President

ATTEST:


 /s/ KIRK K. WHITE
-----------------------------
 Kirk K. Waite
 Secretary






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